                          Exhibit 5.1

February 20, 2024

American Water Works Company, Inc.
American Water Capital Corp.
1 Water Street
Camden, New Jersey 08102-1658

Ladies and Gentlemen:

We have acted as counsel for American Water Works Company, Inc., a Delaware corporation (“American Water”), and American Water Capital Corp., a Delaware corporation (“AWCC” and, together with American Water, the “Companies”), in connection with the filing by the Companies with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of (a) shares of common stock of American Water (“Common Stock”), (b) shares of preferred stock of American Water (“Preferred Stock”), (c) debt securities of AWCC to be issued in one or more series (“Debt Securities”) under the Indenture, dated as of December 4, 2009, as the same may be amended or supplemented from time to time (the “Indenture”), between AWCC and Computershare Trust Company, N.A., as successor trustee, (d) depositary shares of American Water (“Depositary Shares”) representing fractional interests in shares of Preferred Stock, (e) contracts to purchase shares of Common Stock or other securities of American Water at a future date or dates (“Stock Purchase Contracts”), (f) stock purchase units of American Water consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Warrants (as defined below) or debt obligations of third parties (“Stock Purchase Units”), (g) subscription rights of American Water to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (“Subscription Rights”), (h) warrants of American Water to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (“Warrants”), and (i) the support agreement of American Water (the “Support Agreement” and, together with the securities specified in clauses (a) through (h) above, the “Securities”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such documents,

Morgan, Lewis & Bockius LLP

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American Water Works Company, Inc.
American Water Capital Corp.
February 20, 2024

records, and other instruments as we have deemed appropriate for the purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to the opinions hereinafter expressed that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Companies and documents furnished to us by the Companies, without independent verification of their accuracy.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement will be effective at the time the Securities are offered and issued as contemplated pursuant to the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) none of the terms of any Security, nor the issuance and delivery of such Security, nor the compliance by American Water or AWCC, as applicable, with the terms of such Security will violate any applicable law; (iv) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered and issued will have been duly authorized, validly executed and delivered by American Water and/or AWCC, as applicable, and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion that:

1.With respect to shares of Common Stock, when (A) the board of directors or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) of American Water has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of Common Stock and (B) the shares of Common Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water upon payment of the consideration therefor (which shall not be less than the par value of Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of American Water for the consideration approved by the Board of American Water (which shall not be less than the par value of Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable;

American Water Works Company, Inc.
American Water Capital Corp.
February 20, 2024

2.With respect to Debt Securities, when (A) the Board of AWCC has taken all necessary corporate action to approve the issuance and terms of the offering of such Debt Securities and (B) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, any supplemental indenture or other instrument under the Indenture establishing the terms of such Debt Securities and the applicable definitive purchase, underwriting or similar agreement approved by the Board of AWCC upon payment of the consideration therefor provided for therein, then the Debt Securities will constitute valid and binding obligations of AWCC, except as may be limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights and remedies generally and general principles of equity (the “Exceptions”);

3.With respect to shares of Preferred Stock, when (A) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of Preferred Stock, including the adoption of a Certificate of Designations (a “Certificate”) relating to such Preferred Stock and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) the shares of Preferred Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water upon payment of the consideration therefor (which shall not be less than the par value of Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of American Water for the consideration approved by the Board of American Water (which shall not be less than the par value of Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

4.With respect to the Depositary Shares, when (A) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the offering of the Depositary Shares, including the adoption of a Certificate relating to Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) the deposit agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by American Water and the depositary appointed by American Water, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company under the applicable deposit agreement and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of American

American Water Works Company, Inc.
American Water Capital Corp.
February 20, 2024

Water upon payment of the consideration therefor provided for therein, then the depositary receipts evidencing the Depositary Shares will constitute valid and binding obligations of American Water, except as may be limited or affected by the Exceptions;

5.With respect to Stock Purchase Contracts, when (A) the purchase contract agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto, (B) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the offering of the Stock Purchase Contracts and (C) the Stock Purchase Contracts have been duly executed, issued and delivered in accordance with the purchase contract agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water upon payment of the consideration therefor provided for therein, then the Stock Purchase Contracts will constitute valid and binding obligations of American Water, except as may be limited or affected by the Exceptions;

6.With respect to Stock Purchase Units, when (A) the purchase unit agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (B) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the offering of the Stock Purchase Units and (C) the Stock Purchase Units have been duly executed, authenticated, issued and delivered in accordance with the purchase unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of American Water, then upon payment of the consideration therefor provided for therein, then the Stock Purchase Units will constitute valid and binding obligations of American Water, except as may be limited or affected by the Exceptions;

7.With respect to Subscription Rights, when (A) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the offering of the Subscription Rights and (B) certificates representing the Subscription Rights have been duly executed, countersigned, registered and delivered, then the Subscription Rights will constitute valid and binding obligations of American Water, except as may be limited or affected by the Exceptions;

8.With respect to Warrants, when (A) the Board of American Water has taken all necessary corporate action to approve the issuance and terms of the offering of the Warrants, (B) the warrant agreement or agreements relating to Warrants have been duly authorized and validly executed and delivered by American Water and the warrant agent appointed by American Water and (C) the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable warrant agreement or agreements and the applicable definitive purchase,

American Water Works Company, Inc.
American Water Capital Corp.
February 20, 2024

underwriting or similar agreement approved by the Board of American Water, upon payment of the consideration therefor provided for therein, then the Warrants will constitute valid and binding obligations of American Water, except as may be limited or affected by the Exceptions; and

9.The Support Agreement constitutes a valid and binding obligation of American Water, except as may be limited or affected by the Exceptions.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States insofar as they bear on matters covered hereby. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Registration Statement, including under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consents, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP